                                                                     EXHIBIT 2.3















                                   EXHIBIT D

                         INTELLECTUAL PROPERTY AGREEMENT

                                     BETWEEN

                               QUANTUM CORPORATION

                                       AND

                              SNAP APPLIANCES, INC.













                          EFFECTIVE AS OF ________________, 2000

                                TABLE OF CONTENTS



                                                                                               PAGE
                                                                                               ----
ARTICLE 1 DEFINITIONS AND CONSTRUCTION...........................................................2

        1.1    Definitions.......................................................................2
        1.2    Construction......................................................................3

ARTICLE 2 INTELLECTUAL PROPERTY LICENSES AND ASSIGNMENTS.........................................3

        2.1    Acknowledgement of Ownership of Snap's Intellectual Property Rights...............3
        2.2    Assignment of Rights..............................................................4
        2.3    License Grant by Quantum..........................................................4
        2.4    Assignment of Snap Patents........................................................4
        2.5    Further Assurances................................................................4
        2.6    License Grant by Snap.............................................................4
        2.7    No Implied Licenses...............................................................5
        2.8    Technology Transfer...............................................................5

ARTICLE 3 CONFIDENTIAL INFORMATION...............................................................5

        3.1    Definition........................................................................5
        3.2    Use of Confidential Information...................................................5

ARTICLE 4 WARRANTIES AND DISCLAIMER..............................................................6

        4.1    Quantum Warranty..................................................................6
        4.2    Reciprocal Warranties.............................................................6
        4.3    Disclaimer........................................................................6

ARTICLE 5 LIMITATION OF LIABILITY................................................................6


ARTICLE 6 TERM AND TERMINATION...................................................................6


ARTICLE 7 MISCELLANEOUS PROVISIONS...............................................................7

        7.1    Entire Agreement..................................................................7
        7.2    Governing Law.....................................................................7
        7.3    Severability......................................................................7
        7.4    Failure or Indulgence Not Waiver; Remedies Cumulative.............................7
        7.5    Amendment.........................................................................7
        7.6    Infringement Suits................................................................7
        7.7    Assignability.....................................................................7
        7.8    Counterparts......................................................................8

                         INTELLECTUAL PROPERTY AGREEMENT



        This Intellectual Property Agreement ("AGREEMENT") is made this ____ day of _________, 2000 ("EFFECTIVE DATE") by and between Quantum Corporation ("QUANTUM"), a Delaware corporation, and Snap Appliances, Inc. ("SNAP"), a Delaware corporation (each, a "PARTY," together the "PARTIES").


                                 R E C I T A L S

        WHEREAS, Snap is a wholly-owned subsidiary of Quantum;

        WHEREAS, Quantum acquired Snap, formerly known as Meridian Data, Inc., in September, 1999;

        WHEREAS, from the time of such acquisition until the Effective Date, Snap has been operating as an independent, wholly-owned subsidiary of Quantum;

        WHEREAS, as a result of the foregoing, the Parties believe that, as between Quantum and Snap, Snap has legal title to substantially all of the technology and intellectual property rights owned, created or acquired by Snap;

        WHEREAS, after such acquisition, certain Patents (as defined below) relating to the Snap Business (as defined below) were prosecuted in Quantum's name, and Quantum wishes to assign its rights in such Patents to Snap;

        WHEREAS, the Boards of Directors of Quantum and Snap have each determined that it would be appropriate and desirable for Quantum to contribute and transfer to Snap, and for Snap to receive and assume, directly or indirectly, certain assets and liabilities, if any, currently held by Quantum and associated with the Snap Business;

        WHEREAS, Quantum and Snap currently contemplate that, following the contribution and assumption of assets and liabilities, Snap will make an initial public offering of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, as well as subsequent transactions, which may reduce Quantum's ownership of Snap to less than 50%; and

        WHEREAS, in anticipation of the foregoing contribution and public offering, the Parties wish to hereby confirm Snap's ownership of its technology and intellectual property relating to the Snap Business, and provide for transfers or licenses in the event that any intellectual property rights or technology rights owned by Quantum that should be transferred or licensed to Snap;

        WHEREAS, on October 4, 2000, Quantum entered into an Agreement and Plan of Merger and Reorganization with, inter alia, Maxtor Corporation and Insula Corporation, a wholly-owned subsidiary of Maxtor Corporation (the "MERGER AGREEMENT"), and following the consummation of the transactions contemplated by the Merger Agreement (the "HDD TRANSACTIONS"), rights in certain Patents owned by Quantum will be acquired by Insula Corporation and Quantum will retain a right to sublicense its rights under such Patents; and

        WHEREAS, following the consummation of the HDD Transactions, Quantum will license certain rights under certain Patents to Insula Corporation.

        NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, it is agreed by and between the Parties as follows:


                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

        1.1 DEFINITIONS. For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

            (a) "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 3.1.

            (b) "HDD PATENTS" means any Patents of Quantum that will be acquired by Insula Corporation in connection with the HDD Transaction.

            (c) "INTELLECTUAL PROPERTY" means any and all (i) rights associated with works of authorship, including rights to copy, manufacture, reproduce, distribute copies of, modify, publicly perform and display the copyrighted work and all derivative works thereof, moral rights (including any right to identification of authorship and any limitation on subsequent modification) and maskworks; (ii) rights relating to the protection of trademarks, service marks, trade names, goodwill, rights in packaging, rights of publicity and privacy, merchandising rights and similar rights; (iii) rights in and relating to the protection of trade secrets and confidential information; (iv) Patents, designs, algorithms and other industrial property rights and rights associated therewith; and (v) other intellectual and industrial property and proprietary rights (of every kind and nature however designated) relating to intangible property that are analogous to any of the foregoing rights.

            (d) "PATENTS" means patent applications and patents, and all divisions, continuations, continuations-in-part, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; and all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations.

            (e) "QUANTUM BUSINESS" means the business of Quantum as it is conducted as of the Effective Date, excluding the Snap Business.

            (f) "QUANTUM PRODUCTS" means any and all products and services of Quantum that have been, are or will be produced or marketed in connection with the Quantum Business.

            (g) "SHARED INTELLECTUAL PROPERTY" means any Intellectual Property owned by either Snap or Quantum (or, in the case of HDD Patents, licensed by Quantum), that, as of the Effective Date, is either (i) used by or necessary to both the Snap Business and the Quantum Business, or (ii) but for a license to or ownership thereof would be infringed by the operation of, in the case of Intellectual Property owned by Quantum, the Snap Business, or, in the case of Intellectual Property owned by Snap, the Quantum Business. Shared Intellectual Property includes, to the extent covered within the foregoing definition, the HDD Patents and Snap Patents.

            (h) "SNAP BUSINESS" means the business in the "Network Area Storage" ("NAS") field as described in the Master Separation and Distribution Agreement between the Parties, to which this Agreement is attached as EXHIBIT D.

            (i) "SNAP INTELLECTUAL PROPERTY" means any Intellectual Property that, as of the Effective Date, is (i) owned, or was created or otherwise acquired, and not disposed of, by Snap; or (ii) is owned by Quantum and is used in the operation of the Snap Business and not in the operation of the Quantum Business.

            (j) "SNAP PATENTS" means the Patents described in EXHIBIT A.

            (k) "SNAP PRODUCTS" means any and all products and services of Snap that have been, are or will be produced or marketed in connection with the Snap Business.

        1.2 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

            (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including" and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Attachments," "Schedules," "Sections" and "Exhibits" are intended to refer to Attachments, Schedules, Sections and Exhibits to this Agreement.


                                   ARTICLE 2
                 INTELLECTUAL PROPERTY LICENSES AND ASSIGNMENTS

        2.1 ACKNOWLEDGEMENT OF OWNERSHIP OF SNAP'S INTELLECTUAL PROPERTY RIGHTS. Quantum hereby acknowledges that, as between the Parties, Snap is the owner of all right, title and interest in and to the Snap Intellectual Property and that Quantum has not acquired any rights to any of the Snap Intellectual Property.

        2.2 ASSIGNMENT OF RIGHTS. To the extent Quantum is, as of the Effective Date, the owner of any right, title or interest in or to any Snap Intellectual Property (other than Patents, which are assigned under Section 2.4), subject to
Section 2.6, Quantum hereby assigns to Snap all such right, title and interest therein and thereto. To the extent the Snap Intellectual Property includes any rights in trademarks, service marks, trade names, or similar rights, the foregoing assignment includes the assignment of all goodwill of the Snap Business appurtenant thereto.

        2.3 LICENSE GRANT BY QUANTUM. Subject to the terms and conditions of this Agreement, Quantum hereby grants to Snap a worldwide, perpetual, non-terminable, irrevocable, non-transferable (except as allowed under Section 7.7), royalty-free, fully paid-up, non-exclusive license under all of its rights in and to the Shared Intellectual Property to make, use, sell, offer for sale, have made and import, and to reproduce, prepare derivative works of, distribute, publicly perform, publicly display, transmit and otherwise exploit Snap Products in any manner and without limitation, and to practice any method associated therewith. Snap may sublicense the rights granted in this Section 2.3, with respect to all Intellectual Property other than Patents, provided that such sublicense is in connection with the license of, and subject to the same terms as Snap licenses, some or all of the Snap Intellectual Property. The grant in this Section 2.3 will be subject to: (a) any rights granted to any third party by Quantum, including in connection with the HDD Transaction; and (b) any restrictions or limitations, including with respect to sublicensing rights, agreed to by Quantum prior to the Effective Date, including in connection with the HDD Transaction.

        2.4 ASSIGNMENT OF SNAP PATENTS. Subject to Section 2.6, Quantum hereby assigns to Snap all of its right, title and interest in and to the Snap Patents. Quantum further grants, conveys and assigns to Snap all its right, title and interest in and to any and all causes of action and rights of recovery for past infringement, or misappropriation, of the Snap Patents, as well as the right to prosecute the Snap Patents.

        2.5 FURTHER ASSURANCES. Quantum shall assist Snap in every reasonable way to secure the rights owned by or assigned to Snap in Sections 2.2 and 2.4, including the disclosure to Snap of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that Snap deems appropriate to apply for, register or perfect such rights, and including the execution of the form of patent assignment set forth in Exhibit B.

        2.6 LICENSE GRANT BY SNAP. Subject to the terms and conditions of this Agreement, Snap hereby grants to Quantum a worldwide, perpetual, non-terminable, irrevocable, non-transferable (except as allowed under Section 7.7), royalty-free, fully paid-up, non-exclusive license under all of its rights in and to the Shared Intellectual Property to make, use, sell, offer for sale, have made and import, and to reproduce, prepare derivative works of, distribute, publicly perform, publicly display, transmit and otherwise exploit Quantum Products. Quantum may sublicense the rights granted in this Section 2.6, provided that such sublicense is in connection with the license of, and under the same terms that Quantum licenses, some or all of Quantum's own Intellectual Property rights.

        2.7 NO IMPLIED LICENSES. Nothing contained in this Agreement will be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement.

        2.8 TECHNOLOGY TRANSFER. Quantum shall use reasonable efforts to prepare and deliver to Snap, in a form to be reasonably determined by the Parties, copies of any technical information or other technology in Quantum's possession that is needed by Snap for the Snap Business.

        2.9 NOTICE REGARDING INFRINGEMENT. Each Party shall use reasonable efforts to notify the other Party in the event such Party becomes aware of the infringement or misappropriation by any third party of any of such other Party's rights in the Shared Intellectual Property.


                                   ARTICLE 3
                            CONFIDENTIAL INFORMATION

        3.1 DEFINITION.

            (a) "CONFIDENTIAL INFORMATION" means any information disclosed by one Party to the other Party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including documents, prototypes, samples, plant and equipment), that is designated as "Confidential," "Proprietary" or some similar designation. Confidential Information of a Party shall also include trade secrets constituting Intellectual Property rights of that Party disclosed to or known to the other Party.

            (b) Confidential Information will not, however, include any information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing Party (unless such Confidential Information constitutes Snap Intellectual Property, in which case, subject to the provisions hereof, it shall constitute Snap Confidential Information); (iv) is obtained by the receiving Party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving Party without use of or reference to the disclosing Party's Confidential Information, as shown by documents and other competent evidence in the receiving Party's possession; or (vi) is required by law to be disclosed by the receiving Party, provided that the receiving Party gives the disclosing Party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

        3.2 USE OF CONFIDENTIAL INFORMATION. Each Party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other Party. Without limiting the foregoing, each Party shall take at least those measures that it takes to protect its own most confidential information, and shall not disclose any Confidential Information of the other Party to third parties except in connection with the disclosure of such Party's own Confidential Information. Without limiting the foregoing, each Party may use Confidential Information of the other in, and subject to, the exercise of the licenses granted to such Party in Article 2.


                                   ARTICLE 4
                            WARRANTIES AND DISCLAIMER

        4.1 QUANTUM WARRANTY. Quantum hereby represents and warrants that it is the registered owner of the Snap Patents.

        4.2 RECIPROCAL WARRANTIES. Each of Quantum and Snap hereby represents and warrants to the other that: (a) it has the right to grant the licenses granted herein; and (b) its has entered into no other agreements with any third party in conflict with such grant.

        4.3 DISCLAIMER. Each Party hereby disclaims any warranty as to non-infringement of any product made, had made, used, offered for sale, sold, or imported pursuant to a license granted hereunder or any warranty as to the accuracy, sufficiency or suitability of any such product or method and assumes no responsibility or liability for loss or damages, whether direct, indirect, consequential or incidental which might arise out of the other Party's use thereof, which shall be entirely at the other Party's risk. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL LICENSED PATENTS AND ANY OTHER INTELLECTUAL PROPERTY, INFORMATION, OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT, EXCEPT AS EXPLICITLY SET FORTH IN THIS
SECTION 4, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ENFORCEABILITY OR NON-INFRINGEMENT.


                                   ARTICLE 5
                             LIMITATION OF LIABILITY

        IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                   ARTICLE 6
                              TERM AND TERMINATION

        This Agreement will be effective as of the Effective Date and will continue in perpetuity. Any license granted under any Patent will expire simultaneously with date of cancellation or expiration of such Patent. Either Party may, at any time, terminate the licenses granted to such Party under this Agreement upon written notice to the other Party. Each Party acknowledges and agrees that its remedy for breach by the other Party of the licenses granted to it hereunder, or of any other provision hereof, will be to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any appropriate equitable relief; provided that neither Party may seek to terminate the licenses granted by it to the other in this Agreement.


                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

        7.1 ENTIRE AGREEMENT. This Agreement and the Master Separation and Distribution Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

        7.2 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

        7.3 SEVERABILITY. Any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        7.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        7.5 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

        7.6 INFRINGEMENT SUITS. Neither Party will have any obligation hereunder to institute any action or suit against any third Party for infringement of any Intellectual Property rights or to defend any action or suit brought by a third Party which challenges or concerns the validity of any of any Intellectual Property Rights.

        7.7 ASSIGNABILITY. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other Party. Notwithstanding the foregoing, a Party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement in whole without consent of the other Party in connection with sale of all or substantially all of the business or assets of such Party related to this Agreement or in connection with the merger or acquisition of the ownership interest of, such Party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

        7.8 COUNTERPARTS. This Agreement may be executed in counterparts, which, taken together, will be considered to be one and the same instrument.

        WHEREFORE, the Parties have signed this Intellectual Property Agreement effective as of the date first set forth above.



QUANTUM CORPORATION                       SNAP APPLIANCES, INC.



By: ________________________________      By: ________________________________

Name: ______________________________      Name: ______________________________

Title: _____________________________      Title: _____________________________





               [SIGNATURE PAGE TO INTELLECTUAL PROPERTY AGREEMENT]

                                    EXHIBIT A

                                       TO

                         INTELLECTUAL PROPERTY AGREEMENT

                               PATENT APPLICATIONS

        Q00-1070-US1 02/29/00 09/515,416 Self-Tuning Memory Management For Computer Systems

        Q00-1071-US1 06/29/00 09/607,581 Fault Tolerant Storage Device With
Cache

  PATENT DISCLOSURES (THE STATUS OF ALL THESE DISCLOSURES IS CLOSED - NO FILING)

        Q00-1052 Parallel Scalable Measurement Test For Block Data Based Network Attached Storage Units

        Q00-1064 Parallel Scalable Performance Measurement and Stressed Load and Data Verification Test For Block Data Based Network

        Q00-1069 Checking For "Security Holes" Within Shared Folders On The Snap!Server

        Q00-1073 A File Format Used To Contain All the Software Components Plus Meta Data Needed To Upgrade A Software System

        Q00-1074 A Software Approach To Replicating Server Security Settings Between Snap!Servers On A Network

        Q00-1091 Method For Generation Of One Time Encryption Keys

        Q01-1002 Using NAS Appliance To Build A Non-Conventional Distributed Video Server

        Q01-1026 Modular Network Appliance for Home or Small Office

                                 SNAP TRADEMARKS



        Network Storage Made Simple         US     Allowed

        Snap!Server                         US     Allowed

                                    EXHIBIT B

                                       TO

                         INTELLECTUAL PROPERTY AGREEMENT



                                PATENT ASSIGNMENT



        WHEREAS, Quantum Corporation ("Assignor"), owns the Patent Applications listed and described on Schedule A attached hereto (the "Patent Applications"); and

        WHEREAS, Assignor and Snap, Inc. ("Assignee"), have entered into an Intellectual Property Agreement of even date herewith, pursuant to which Assignor has agreed, inter alia, to grant to Assignee all of Assignor's right title and interest in and to the Patent Applications and Assignee desires to acquire the entire right, title and interest in and to the Patent Applications.

        NOW, THEREFOR, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, convey and transfer unto Assignee, its successors and assigns, the entire right, title and interest in and to the Patent Applications and any patents or patent applications, anywhere in the world, issuing from or based upon such Patent Applications, or any continuations, continuations-in-part, divisions, reissues or extensions of the Patent Applications or such patents, including, without limitation, the right to sue for and recover damages for any past, present or future infringement of such patents, the same to be held and enjoyed by Assignee for its own use, and for its legal representatives and assigns, to the full end of the term for which patents are granted, as fully and entirely as the as the same would have been held by Assignor had this assignment and sale not been made.

        Assignor agrees to execute any further papers and to do such other acts, at Assignee's expense, as may be necessary and proper to vest full title in and to the Patent Applications and any patents arising from such applications, in the Assignee.

        IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed in a manner appropriate thereto as of the ___ day of __________, 2000__.

                                        "ASSIGNOR"



                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________



                                 ACKNOWLEDGMENT

State of California      )
                         ) ss:
County of _____________  )


        On this _____ day of __________, 200__, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



_______________________________
Notary Public

My Commission Expires on ______________________

                                   SCHEDULE A

                               PATENT APPLICATIONS


        Q00-1070-US1 02/29/00 09/515,416 Self-Tuning Memory Management For Computer Systems

        Q00-1071-US1 06/29/00 09/607,581 Fault Tolerant Storage Device With
Cache

  PATENT DISCLOSURES (THE STATUS OF ALL THESE DISCLOSURES IS CLOSED - NO FILING)

        Q00-1052 Parallel Scalable Measurement Test For Block Data Based Network Attached Storage Units

        Q00-1064 Parallel Scalable Performance Measurement and Stressed Load and Data Verification Test For Block Data Based Network

        Q00-1069 Checking For "Security Holes" Within Shared Folders On The Snap!Server

        Q00-1073 A File Format Used To Contain All the Software Components Plus Meta Data Needed To Upgrade A Software System

        Q00-1074 A Software Approach To Replicating Server Security Settings Between Snap!Servers On A Network

        Q00-1091 Method For Generation Of One Time Encryption Keys

        Q01-1002 Using NAS Appliance To Build A Non-Conventional Distributed Video Server

        Q01-1026 Modular Network Appliance for Home or Small Office

                                 SNAP TRADEMARKS



        Network Storage Made Simple         US     Allowed

        Snap!Server                         US     Allowed